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                                                                    EXHIBIT 16.1






         April 17, 2001



         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C.  20549

         Commissioners:

                  We have read the statements made by XCare.net, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 11, 2001. We agree with the statements concerning our Firm in such Form 8-K.





         Very truly yours,



         PricewaterhouseCoopers LLP